STOCK PURCHASE AGREEMENT



                  THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into effective as of this 1st day of February, 1999, by and between PPGx, INC., a Delaware corporation whose mailing and notice address is 11099 N. Torrey Pines Road, La Jolla, California 92037 Telephone: (619) and Facsimile:
(619) (hereinafter called the "Corporation"), and PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation whose mailing and notice address is 3151 17th Street Extension, Wilmington, North Carolina 28412 Telephone: (910) 251-0081 and Facsimile: (910) 772-6951(hereinafter called "PPD").

                                    RECITALS

                  A. The parties have reached an understanding with respect to the issuance and sale of One Million Eight Hundred Thousand (1,800,000) shares of Series A Preferred Stock, par value $.001 per share, and One Hundred Eighty
(180) shares of Common Stock, $.001 par value per share (collectively, the "Shares"), of the Corporation to PPD.

                  B. The Corporation has agreed to issue and sell the Shares to PPD and PPD has agreed to purchase the Shares, all upon and subject to the terms and conditions set forth hereinafter.

                  NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

                  1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Corporation agrees to sell and issue to PPD and PPD agrees to purchase the Shares. In connection with the issuance of the Shares, PPD agrees to execute and have the Shares subject to the terms of an Investors' Rights Agreement ("Investors' Rights Agreement") in the form of Exhibit A attached hereto and incorporated herein by reference.

                  2. Purchase Price. The purchase price to be paid by PPD in exchange for the issuance of the Shares shall be as follows:

                           a. Cash. Payment by PPD to the Corporation of One
Million Five Hundred Thousand Dollars ($1,500,000.00) in cash or other immediately available funds at Closing (as hereinafter defined).

                           b. Intek Stock. Transfer by PPD to the Corporation of
all of the issued and outstanding shares of capital stock of Intek Labs, Inc., a North Carolina corporation ("Intek"), owned by PPD. Such transfer shall be pursuant to and in accordance with the terms of the PPD Technology Transfer Agreement in the form of Exhibit B attached hereto and incorporated herein by reference.


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                           c. Software License. Assignment by PPD to the
Corporation of all of PPD's rights, title and interest in and to that certain Software License Agreement dated February 1, 1999 between PPD and Axys Pharmaceuticals, Inc., a Delaware corporation ("Axys"). Such assignment shall be pursuant to and in accordance with the terms of an Assignment and Assumption of License Agreement in the form of Exhibit C attached hereto and incorporated herein by reference.

                  3. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur contemporaneously with the execution of this Agreement and shall be effective as of the date of this Agreement (the "Closing Date").

                  4. Representations, Warranties and Covenants of the Corporation. The Corporation represents and warrants to PPD and covenants with PPD that as of the date of Closing:

                           a. Organization and Standing of the Corporation. The
Corporation is duly organized and validly existing and has complied with all requirements to continue its existence under the laws of the State of Delaware, and has the corporate power and authority to own, lease and use its properties and to transact its business where and as now conducted.

                           b. Capitalization. The authorized capital stock of
the Corporation consists of Fifteen Million shares (15,000,000) of common stock, $.001 par value per share (the "Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, $.001 par value per share (the "Preferred Stock"), of which Ten Million (10,000,000) shares of the Preferred Stock have been designated as Series A Preferred Stock. After giving effect to the sale and issuance of the Shares to PPD as contemplated by this Agreement and after giving effect to the sale and issuance of shares of Preferred Stock and Common Stock to Axys pursuant to a Stock Purchase Agreement dated an even date herewith, both of which are to be closed contemporaneously, one thousand (1,000) of the shares of the Common Stock shall be issued and outstanding and all of the Preferred Stock shall be issued and outstanding such that, upon issuance to PPD, the Shares shall represent Eighteen percent (18%) of all of the issued and outstanding shares of capital stock, both the Common Stock and Preferred Stock, of the Corporation as of the Closing. None of the Shares are being issued in violation of the preemptive or other rights of any person.

                           c. Execution and Delivery Authorized. The execution
and delivery of this Agreement, the issuance of the Shares to PPD, the adequacy of the consideration paid in exchange for the Shares under applicable law and the consummation of the transactions contemplated by this Agreement have been duly authorized and approved by the board of directors of the Corporation.

                           d. Validity of Agreement. The execution and
performance of this Agreement and the actions provided for or contemplated hereunder will not violate the provisions of any agreement, instrument or obligation to which the Corporation is a party or by which it is bound. Assuming due authorization, execution and delivery hereof by PPD, this Agreement constitutes the valid and binding agreement of the Corporation, enforceable against the Corporation

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

in accordance with its terms, subject as to enforceability to general equitable principles and to the laws of bankruptcy, insolvency or similar laws governing the rights of creditors.

                           e. Title to Shares. Upon issuance to PPD, the Shares
shall be free and clear from any liens, claims, restrictions or encumbrances of any kind or nature whatsoever, except for: (i) such restrictions contained in the Certificate of Incorporation or the Bylaws of the Corporation, as now in existence or hereafter amended in accordance with their respective terms, (ii) the terms and restrictions contained in the Investors' Rights Agreement attached hereto as Exhibit A, and (iii) any restrictions upon transfer arising under federal or state securities laws. The Corporation is not a party to or bound by any agreement, instrument, trust, proxy or understanding restricting or otherwise binding the ownership, transfer or voting of any of the Shares other than the Investors' Rights Agreement. Upon payment of the purchase price by PPD and issuance of the Shares to PPD, the Shares will be validly issued and will be fully paid and nonassessable.

                           f. Certificate of Incorporation and Bylaws. True and
complete copies of the Certificate of Incorporation and Bylaws of the Corporation, as currently in force, have been delivered to PPD. The Certificate of Incorporation and Bylaws have not been and will not be amended prior to the Closing.

                  5. Representations, Warranties and Covenants of PPD. PPD represents and warrants to the Corporation and covenants with the Corporation that as of the date of Closing:

                           a. Organization and Standing of PPD. PPD is duly
organized and validly existing and has complied with all requirements to continue its existence under the laws of the State of North Carolina, and has the corporate power and authority to own, lease and use its properties and to transact its business where and as now conducted.

                           b. Execution and Delivery Authorized. The execution
and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the board of directors of PPD.

                           c. Validity of Agreement. The execution and
performance of this Agreement and the actions provided for or contemplated hereunder will not violate the provisions of any agreement, instrument or obligation to which PPD is a party or by which it is bound. Assuming due authorization, execution and delivery hereof by the Corporation, this Agreement constitutes the valid and binding agreement of PPD, enforceable against PPD in accordance with its terms, subject as to enforceability to general equitable principles and to the laws of bankruptcy, insolvency or similar laws governing the rights of creditors.

                           d. Access and Information. PPD and its
representatives have been afforded full and free access to the Corporation's financial statements and other information concerning the Corporation and PPD has been afforded an opportunity to ask such questions of the Corporation's officers, employees, agents, accountants and representatives concerning the Corporation's business, prospects, operations, financial condition, assets, liabilities and other


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relevant matters, including the rights, preferences and limitations of the
Shares, as PPD deems necessary or desirable and has been given all such information as has been requested, in order to evaluate the merits and risks associated with holding the Shares. PPD has conducted its own "due diligence" investigation of the Corporation and its management and business, and its own analysis of the merits and risks of holding the Shares, and its own analysis of the fairness and desirability of the terms governing the purchase of the Shares. PPD is familiar with the business conducted by the Corporation and has such knowledge and experience in financial and business matters that PPD is capable of evaluating the merits and risks of the purchase of the Shares pursuant to the terms of this Agreement and of protecting PPD's interests in connection therewith.

                           e. Investment Intent of PPD. The Shares are being
acquired by PPD for its own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). PPD understands that the Shares have not been, and will not be, registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, that the Corporation has no present intention of registering the Shares, that the Shares must be held by PPD indefinitely, and that PPD must therefore bear the economic risk associated with holding the Shares indefinitely, unless a subsequent disposition thereof is exempt from registration. PPD is able to bear the economic risk of holding the Shares pursuant to the terms of this Agreement. In addition to any other legends required by the Investors' Rights Agreement, each certificate evidencing the Shares shall be endorsed with the following legend:

                  THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SHARES, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT THE TRANSACTION SHALL NOT RESULT IN A VIOLATION OF FEDERAL OR STATE SECURITIES LAWS.

PPD acknowledges that no public market now exists for the Shares and that there can be no assurance that any public market will exist in the future. PPD understands that the Shares will constitute "restricted securities", and under the Securities Act and applicable regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, PPD represents that it is familiar with Rule 144 under the Securities Act and understands the resale limitations imposed thereby and the Securities Act.

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

                           f. Accredited Investor Status. PPD represents and
warrants that it is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

                  6. Additional Agreements. In addition to any other covenants and agreements of the parties set forth in this Agreement, the parties hereby agree as follows:

                           a. Transfer of Employees by PPD. PPD agrees to use
its reasonable best efforts to cause the full time employees with PPD Pharmaco, Inc., a Texas corporation, listed on Schedule 6.a. to accept employment with the Corporation as of the Closing Date and to cause all of the current employees of Intek and Intek Labs Limited, a wholly owned subsidiary of Intek , (except for Richard B. Sheridan III and Rosalee Chingara, both of whom shall resign as employees of Intek or Intek Labs Limited, as applicable effective as of the Closing and PPGx shall have no obligation to pay such employees any severance payments or benefits) to continue employment with Intek or Intek Labs Limited, as applicable, as of the Closing Date. The Corporation agrees to offer employment to any of such employees willing to accept such offer of employment (or to offer terms of continued employment with Intek, in the case of Intek employees) upon such terms and conditions as are mutually acceptable to the Corporation and each of such employees.

                           b. Distributor Agreement. At Closing, PPD, or an
affiliate of PPD, and the Corporation shall execute a Distributor Agreement in the form of Exhibit D attached hereto and incorporated herein by reference.

                           c. Lease Assignments/Subleases. At Closing, PPD shall
cause its subsidiary, Belmont Research, Inc., to enter into a Sublease with the Corporation for a portion of the building known as the Brickyard Office Park at 84 Sherman Street, Cambridge, Massachusetts (the "Sublease"). In addition, PPD and the Corporation shall execute at Closing a letter agreement (the "Letter Agreement") related to the leasing of space at Research Triangle Park, North Carolina, Cambridge, United Kingdom and Philadelphia, Pennsylvania. The Sublease and the Letter Agreement shall be upon terms and conditions mutually acceptable to PPD and the Corporation.

                  7. Conditions to PPD's Obligation to Close. The obligations of PPD under this Agreement are subject to the satisfaction, or the waiver thereof by PPD, of the following express conditions precedent on or before the Closing
Date:

                           a. Correctness of Warranties. All of the
representations and warranties of the Corporation contained in this Agreement were true and correct when made and shall be true and correct at and as of the Closing Date (except such representations, warranties and matters which are specifically limited by reference to an earlier date and were true and correct as of such earlier date).

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

                           b. Performance of Obligations. The Corporation has
performed and complied with all of the obligations, covenants and conditions required to be performed or complied in all material respects with by it at or prior to the Closing.

                           c. No Adverse Change. There shall have been no
material adverse change in the prospects for the business contemplated to be conducted by the Corporation.

                           d. Documents to be Delivered by the Corporation at
Closing. The Corporation shall deliver, or cause to be delivered, to PPD before or at the Closing the following documents:

                                    (i) A certificate in the name of PPD
evidencing the Shares.

                                    (ii) The Investors' Rights Agreement in the
form attached hereto as Exhibit A duly executed by the Corporation and Axys.

                                    (iii) The PPD Technology Transfer Agreement
in the form attached as Exhibit B duly executed by the Corporation.

                                    (iv) The Assignment and Assumption of
License Agreement in the form attached as Exhibit C duly executed by the Corporation and Axys.

                                    (v) The Distributor Agreement in the form
attached hereto as Exhibit D duly executed by the Corporation.

                                    (vi) The Sublease and the Letter Agreement,
both duly executed by the Corporation.

                                    (vii) Such other documents as PPD shall
reasonably request, duly executed by all parties thereto, including the Stock Purchase Agreement between the Corporation and Axys, the Axys Technology Transfer Agreement between the Corporation and Axys, the Most Favored Nations Agreement between the Corporation and Axys, the Registration Rights Agreement by and among the Corporation, PPD and Axys and the Equity Incentive Plan for the benefit of the Corporation's employees and consultants.

                  8. Governing Law. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware.

                  9. Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understandings or agreements between them affecting the subject matter. No changes, alterations, amendments, modifications, additions or qualifications to the terms of this Agreement shall be made or be binding unless made in writing and signed by each of the parties.

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

                  10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at their respective addresses first set forth above (or at such other address for a party as shall be specified by like notice.

                  11. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties, their heirs, legal representatives, successors and permitted assigns.

                  12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

                  13. Entire Agreement. This Agreement, together with the recitals, exhibits and schedules, contains the entire understanding of the parties hereto with respect to the transactions contemplated herein, and any prior agreements or understandings, whether oral or written, are entirely superseded hereby.

                  14. Documentation. The parties agree to execute and/or provide any and all other documents, instruments, or other papers and to conduct such transactions as may be reasonably necessary or desirable to effectuate the provisions of this Agreement.

                  15. Provisions to Survive Closing. All of the representations, warranties, covenants and agreements of the Corporation and PPD set forth in or made pursuant to this Agreement shall survive the Closing and delivery of and payment for the Shares.

         IN WITNESS WHEREOF, the Corporation and PPD have caused this Agreement to be executed through their duly authorized officers as of the date first written above.

                                   PHARMACEUTICAL PRODUCT DEVELOPMENT,
                                   INC.


                                   By:      /s/ Fredric N. Eshelman
                                   Name:Fredric N. Eshelman
                                   Title:CEO


                                   PPGx, INC.


                                   By:      /s/ Natalie J. Warner
                                   Name:Natalie J. Warner
                                   Title:CEO & President